Exhibit 5.1

2001 Market Street

Suite 1700

Philadelphia, PA 19103

215.299.2000 215.299.2150

www.foxrothschild.com

October 28, 2026

Starton Holdings, Inc.

215 College Road, Suite 300

Paramus, NJ 07652

Ladies and Gentlemen:

We are acting as counsel to Starton Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (Registration No. 333-292059) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus included therein (the “Prospectus”), relating to the registration of 5,000,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, and up to 750,000 additional shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”) that may be sold by the Company pursuant to the underwriters’ option to purchase additional shares (the “over-allotment option”), as described in the Registration Statement. The Shares are to be sold by the Company pursuant to an underwriting agreement to be entered into between the Company and Sentinel Brokers Company, Inc., as representative of the several underwriters. It is a condition to the closing of this offering that the Shares have been duly listed on the Nasdaq Capital Market.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein.

As counsel to the Company, we have examined such corporate records of the Company and such other documents and certificates as we have deemed relevant and necessary as the basis of the opinions expressed herein, including (i) the Amended and Restated Certificate of Incorporation of the Company, dated October 24, 2025, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated December 9, 2025, (ii) the Company’s bylaws, (iii) certain resolutions adopted by the Company’s board of directors relating to the Registration Statement and the Prospectus and the authorization, issuance and sale of the Shares, and (iv) the Registration Statement and the Prospectus. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons executing documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency, and the absence of change in the information contained therein from the effective date of any such certificate; and that the price at which the Shares are to be sold and the final number of Shares to be sold will be approved by the Company’s board of directors in accordance with the resolutions referred to above.

October 28, 2026

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms and conditions of the underwriting agreement to be entered into in connection with the offering (including, with respect to any Option Shares, upon exercise of the over-allotment option and the payment therefor), will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date the Registration Statement is declared effective by the Commission. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule, or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter has been prepared for your use in connection with the offering described in the Registration Statement and speaks as of the date the Registration Statement is declared effective by the Commission, and we assume no obligation to advise you of any changes in the foregoing subsequent to that date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ FOX ROTHSCHILD LLP